KMX Technologies

Through our proprietary technology, KMX has changed how critical minerals and lithium are secured, and provides next generation water treatment opportunities.


kmx
technologies

Invest

$100 minimum investment

DEADLINE: February 20, 2023

in 17 days

UNIT PRICE

$2

TOTAL RAISED

$21,366

VALUATION

$60,145,534

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION


WATER. LITHIUM. CRITICAL MINERALS.

Through our powerful separation capabilities...

KMX has changed how critical minerals and lithium are secured, while providing next generation water treatment opportunities. We deliver zero-waste solutions using proprietary technology spanning water, lithium, and critical minerals.



WATER

Deploy disruptive zero-liquid discharge water treatment solution to leading industrial customers



LITHIUM

Deploy complementary technology to current lithium companies and standardize for new entrants



CRITICAL MINERALS

Secure sustainably sourced critical minerals without costly and damaging mining



KMX NEXT GEN

Solve emerging challenges in new growth markets with next generation technology

PROBLEM

Electric Vehicles, defense industry, and communications are driving demand for magnets and Rare Earth

Elements.

Rare Earths are found in over 90% of electric vehicles.

Every F-35 Fighter jet utilizes 920 pounds of Rare Earth Elements.

Lithium demand growth expectations range from 13x to 42x by 2040.

Lithium from brine resources to help close supply gap.


Li Lithium
Al Aluminum
Co Cobalt
Cu Copper
Dy Dysprosium
Fe Iron
Mg Magnesium
Mn Manganese
Mo Molybdenum
Nd Neodymium
Ni Nickel
V Vanadium

SOLUTION

Technology.

KMX is solving three of the biggest environmental challenges with its proprietary technology: Water + Lithium + Critical Minerals



RECYCLED WATER

Zero-liquid discharge (purifying the toughest waste-streams)
Low-cost lease and license business model
Developing next generation water treatment technology



LITHIUM

Direct Lithium Extraction (DLE) amplifying technology
Enhances lithium recovery rates for lithium extraction processes, maximized water recovery, and improves lithium project economics



CRITICAL MINERALS

Recovers valuable critical minerals from mining, power, and industrial waste-streams
Critical mineral demand set for significant growth with challenging supply options
Unique Rare Earth recovery process

Maximum water recovery for reuse

KMX's technology facilitates a separation of pure water, minerals and other valuable constituents from brine and waste-streams at low temperature and pressure.



Waste Water

KMX separates pure water from particles at low temperatures, capturing valuable minerals and other constituents in the process

let's break it down

with zero waste


Vapor
Vapor
Vapor
Vapor
Vapor

How it works

Vapor
Concentrate
Feedwater

1. Feedwater enters module and flows up through center core
2. Feedwater reaches top of module, is distributed and flows downward through the fiber to the concentrate outlet and then recirculated in the same manner
3. The hydrophobic membrane acts as a barrier to the liquid and only vapor can pass through the membrane

4. Vacuum is applied on the shell side (outside of the membrane)
5. Combination of vacuum depth and heat creates phase transition from water to vapor on the membrane surface.
6. Water vapor passes through the membrane, is released from the modules and is condensed downstream

KMX Critical Minerals Recovery Process

Rare Earths and other critical minerals in waste present significant opportunity



1 Coal tailings impoundment
Liquids
2 Metal concentration via membrane distillation
Concentrated RRE slurry
4 Drinking water or environment
Pure water
3 Metals refining
RRE/Minerals dilute acid
Solids
Mineral precipitation/extraction
Rare Earths



State of the Markets.

Water.

Water treatment, desalination, and brine concentration markets steadily growing
Water scarcity and environmental regulations driving high-end water treatment


Total
$33,100 million
Saudi Arabia 23.5%
United Arab Emirates 13.1%
China 8.1%
India 6%
United States 5.3%
Kuwait 4.2%
Israel 3.6%
Algeria 3.2%
Qatar 3.2%
Egypt 3.1%
ROW 26.7%


,000
,800
,600
,400
,200
,000
800
600
400
200
0
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Industrial wastewater RO
Industrial process water RO
Brine concentration (>100m3/d)
Brine concentration (<100m3/d)

Source: Global Water Intelligence

Lithium.

Lithium demand growth expectations range from 13x to 42x by 2040

Lithium market of $55bn by 2040

Battery market of $620bn by 2040

Lithium from brine resources to help close supply gap


45
40
35
30
25
20
15
10
5
0
Index (2020 = 1)
Lithium
Graphite
Cobalt
Nickel
Manganese
Rare earth elements
Copper

Source: IEA

Critical Minerals.

Electric Vehicles, defense industry, and communications are driving demand for magnets and Rare Earth Elements

Every F-35 Fighter jet utilizes 920 pounds of Rare Earth Elements

Rare Earths are found in over 90% of electric vehicles

Over 90% of Rare Earths are produced in China

Source: Department of Defense, KMX Technologies

TEAM


Leading the way forward
KMX's technical team are leaders in the Membrane Distillation and advanced materials space

Management



Zachary Sadow

CHIEF EXECUTIVE OFFICER

Co-founder of Antelope Water Management
Former Barclays energy analyst
Extensive energy markets experience



Bina Khan

CHIEF FINANCIAL OFFICER

Former COO of Pure Harvest Smart Farms
Founder of SUMMIT Financial (financial advisory for growth companies)
Significant experience scaling start-ups



Christopher Kelley

CHIEF OPERATING OFFICER

Co-founder of Antelope Water Management
Head of supply chain and logistics
Extensive energy operational experience



Alexander de Vogel

CHIEF COMMERCIAL OFFICER

Partner at Antelope Water Management
Oversees KMX's commercial strategy
Experience spanning operations and finance



Dr. Hubert Fleming

HEAD OF STRATEGY

Former Head of Water at Anglo American plc.
Key developer of KMX's core technology
Former President of Zenon Environmental (sold to GE Water)



Dr. Sean Ghayeni

HEAD OF TECHNOLOGY

Membrane and desalination leading expert
Key developer of KMX's core technology
Experience at leading membrane and material companies

Harvey Vowels



SALES ENGINEER

Over 40 years of technical sales experience

Integrates commercial and operational strategy

Former DuPont Sales Engineer

Dr. Matt Narrol



SR. RESEARCH SCIENTIST

Key developer of KMX's core technology

Former Pfizer scientist and engineer

Chemical and environmental engineering leader

Mostafa Nosraty



TECHNICAL SALES MANAGER

Key developer of KMX plant design, process, and technology

Seasoned energy and specialty chemicals manager

Former sales manager of AkzoNobel, Evonik, and System Separation Sweden

Abd-Elghani Hamiti



SR. MECHANICAL DESIGN ENGINEER

Seasoned 3D design engineer

Leading expert in advanced membrane modeling and design

Experienced mechanical engineer for renewable energy and water treatment systems

Najam Abbasi



OPERATIONS MANAGER

Seasoned Operations & Project Manager

Significant membrane operations experience

Experienced financial controller



Select Advisors & Board Members



Cynthia Archer

BOARD MEMBER

Former EVP & CMO of Sunoco LP

Substantial Board and corporate governance experience

Antelope Water Management Board member



The Honorable Sharon Burke

ADVISOR

Former U.S. Assistant Secretary of Defense

President of Ecospherics

Leading expert on critical minerals and national security



Bruce Lev

BOARD OBSERVER

CEO of Loeb Holding Corporation (KMX investor)

Former Vice Chairman and Director of USCO Logistics

Substantial Board and corporate governance experience



Theodore Cleary

BOARD OBSERVER & ADVISOR

Principal of Archer Private Investments (KMX investor)

Extensive capital markets and corporate finance experience

Private markets investor and sustainable finance advisor



Prof. Upmanu Lall

ADVISOR

Director of Columbia University Water Center

Leading global water expert

United Nations water advisor



Iván C. Rebolledo

ADVISOR

Managing Partner at TerraNova Strategic Partners LLC

President of the Bolivian-American Chamber of Commerce

Leading LatAm expert

Alexander Muhr

ADVISOR



CEO of Hallstein Water

Clean water and environmental advocate

Private markets investor



USE OF PROCEEDS

If the offering's maximum amount of $500,000 is raised:

Use	Value	% of Proceeds
Scientific & Technical (Salaries)	$110,000	22.0%
Operations & Contractors (Salaries)	$80,000	16.0%
Commercial (Salaries)	$75,000	15.0%
Management (business, finance, Admin)	$50,000	10.0%
Membranes and other equipment	$25,000	5.0%
Lab and Office Rent	$9,000	1.8%
Utilities & Internet	$1,500	0.3%
Insurance	$2,500	0.5%
Storage	$750	0.1%
Marketing & Travel	$10,000	2.0%
Trials & Demonstration	$10,000	2.0%
Transport	$5,000	1.0%
Legal & Accounting	$12,500	2.5%
IP Legal	$5,000	1.0%
Filing & Fees	$1,900	0.4%
Cloud, Email, & IT Admin	$900	0.2%

Engineering Software	$1,400	0.3%
Security	$2,100	0.4%
Communications	$2,900	0.6%
Shipping	$2,900	0.6%
Legal (transaction)	$3,750	0.8%
R&D	$63,400	12.7%
Intermediary fees	$24,500	4.9%

TERMS

This is an offering of Netcapital Common Units, under registration exemption 4(a)(6), in KMX Technologies, LLC. This offering must raise at least $10,000 by February 20, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. KMX Technologies may issue additional securities to raise up to $500,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

30,322,767 units
× $2 per unit
$60,645,534 implied valuation

FINANCIALS

These financial statements have been audited by an independent Certified Public Accountant.

CPA audit report

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C-AR on October 20, 2022
- Form C on October 20, 2022
- Form C/A on December 13, 2022

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn

UPDATES

Feb 2, 2023 • KMX Chile Trip Highlights Water Technology...

Jan 27, 2023 • KMX Releases January Update

Jan 7, 2023 • KMX Discusses Oil & Gas and Lithium Market...

Jan 3, 2023 • KMX to Participate in Credit Suisse 28th Annual...

Dec 19, 2022 • KMX Releases December Update

Dec 13, 2022 • Filed Form C/A

Dec 7, 2022 • KMX to Participate in Barclays ESG Conference 2023

Nov 15, 2022 • KMX Releases November Update

Nov 10, 2022 • KMX CEO Zachary Sadow spoke with Canadian...

Nov 2, 2022 • KMX Advisor Appointed Dean of International...

Oct 31, 2022 • KMX highlighted in TETRA Technologies'...

Oct 27, 2022 • KMX to Participate in Scotiabank Fireside Chat:...

Oct 25, 2022 • CleanTech Lithium, a Chile-focused lithium...

Oct 22, 2022 • KMX Releases October Update.

Oct 21, 2022 • KMX launches new round following sold-out $1MM...

Oct 20, 2022 • Primary offering of 250,000 units at $2

Oct 20, 2022 • Filed Form C

Aug 26, 2022 • KMX Releases August Update.

Aug 23, 2022 • KMX Enters Global Oil & Gas Technology...

Aug 16, 2022 • KMX Collaborating with CanmetMINING on Lithium...

Aug 8, 2022 • TETRA TECHNOLOGIES, INC. ANNOUNCES EXCLUSIVE...

Aug 7, 2022 • KMX offering sold out and closed! Thank you for...

Aug 6, 2022 • Primary offering finalized, selling 718,120 units

Jul 31, 2022 • $1 million raised! KMX offering closing in...

Jul 29, 2022 • KMX offering close in one week!

Jul 28, 2022 • KMX recently hosted a Technology Tour of its...

Jul 26, 2022 • KMX named a "New Pick" by Early Investing!

Jul 23, 2022 • KMX offering close in less than two weeks!

Jul 15, 2022 • KMX Final Close! We are closing the offering in...

Jul 13, 2022 • KMX Releases July Update.

Jun 28, 2022 • KMX Discusses Lithium Concentration at the...

Jun 9, 2022 • KMX Releases Mid-Year Update.

Jun 1, 2022 • KMX Mid-Year Update and Upcoming Events.

May 17, 2022 • KMX CEO Zachary Sadow featured on Wood...

May 10, 2022 • KMX releases May update: "South America in...

May 3, 2022 • KMX to Present at 2022 Produced Water Society...

Apr 28, 2022 • KMX to Participate in Credit Suisse 2022...

Apr 26, 2022 • CleanTech Lithium MOU Signed with KMX...

Apr 19, 2022 • KMX CEO Zac Sadow shares his views on the...

Apr 11, 2022 • KMX and MP+ Partner for South American Lithium...

Apr 6, 2022 • KMX releases April update: "Technology in...

Mar 22, 2022	KMX Adds LatAm Expert to Advisory Board and...
Mar 17, 2022	Upcoming Round Close and Future Updates: We...
Mar 9, 2022	KMX releases March update: "Commercial Outlook...
Mar 4, 2022	KMX Reduces Number of Shares Offered for...
Feb 25, 2022	KMX releases update: "Expanding on Recent...
Feb 15, 2022	Evercore ISI energy analyst James West hosts...
Feb 4, 2022	Nasdaq publishes: "To Get in on Lithium Boom,...
Feb 3, 2022	KMX profiled in BlueTech Research's "Water and...
Feb 1, 2022	KMX releases February update: "Lithium...
Jan 18, 2022	KMX CEO Zac Sadow shares his views on the...
Jan 11, 2022	KMX update covering accelerating activity into...
Dec 30, 2021	KMX publishes update covering recent successes...
Dec 28, 2021	Listen - Smart Water Solutions, a podcast...
Dec 20, 2021	KMX named one of four "EV Battery Startups...
Dec 15, 2021	Watch - KMX CEO Zac Sadow Q&A with Tom Smith of...
Dec 13, 2021	Press Release - KMX Enhances Intellectual...
Dec 8, 2021	pv magazine, one of the leading solar...
Dec 2, 2021	Watch KMX's new lithium video. We recently...
Nov 30, 2021	KMX executes Letter of Intent with Cornish...
Nov 22, 2021	KMX's CEO Zac Sadow discussed the company's...

Nov 18, 2021	We are excited to announce the establishment of...
Nov 8, 2021	We are excited to announce KMX and CleanTech...
Oct 26, 2021	KMX launches new website. Visit to learn about...
Oct 13, 2021	Primary offering of 718,120 units at $1.49
Oct 20, 2022	Filed Form C-AR

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